Exhibit 10.1

ACQUISITION OPTION AGREEMENT

BY AND AMONG

WILSON HOLDINGS, INC.,

GREEN BUILDERS, INC.

AND

THE STOCKHOLDERS OF GREEN BUILDERS, INC.

December 14, 2006

ACQUISITION OPTION AGREEMENT

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	1
1.1.	“Expiration Date”	1
1.2.	“Fair Market Value”	1
1.3.	“GAAP”	2
1.4.	“Material Adverse Effect”	2
1.5.	“Merger”	2
1.6.	“Merger Agreement”	2
1.7.	“Option Exercise Date”	2
1.8.	“Option Period”	2
1.9.	“Option Price”	2
1.10.	“Option Price Per Share”	2
1.11.	“Target Securities”	2
ARTICLE II ACQUIROR OPTION TO ACQUIRE TARGET	2
2.1.	Option to Acquire Target	2
2.2.	Determination of Option Price	3
2.3.	Terms of Option	3
ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF TARGET	3
3.1.	Organization and Good Standing	3
3.2.	Authorization	3
3.3.	Government and Other Consents	4
3.4.	Effect of Agreement	4
3.5.	Target Shareholders	4
ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDERS	4
4.1.	Share Ownership and Agreement to Retain Shares	4
4.2.	Agreement to Vote Target Securities	5
4.3.	Authority	5
4.4.	No Conflict with Instruments	5
4.5.	No Claims Against Target	6
4.6.	Brokers or Finders	6
ARTICLE V PROXY	6
ARTICLE VI REPRESENTATIONS, WARRANTIES AND COVENANTS OF ACQUIROR	6
6.1.	Representations	6

i

Page

6.2.	Agreement to Vote	6
ARTICLE VII TARGET COVENANTS	6
7.1.	Conduct of Business of Target	6
7.2.	No Solicitation	7
ARTICLE VIII ACQUIROR CONSENT	7
ARTICLE IX TERMINATION	7
ARTICLE X GENERAL PROVISIONS	8
10.1.	Severability	8
10.2.	Binding Effect and Assignment	8
10.3.	Amendment and Modification	8
10.4.	Specific Performance; Injunctive Relief	8
10.5.	Notices	8
10.6.	Governing Law	9
10.7.	Entire Agreement	9
10.8.	Further Assurances	10
10.9.	Counterparts	10
10.10.	Remedies Cumulative	10
10.11.	Rules of Construction	10

EXHIBITS

TO

ACQUISITION OPTION AGREEMENT

Exhibit A	-	Stockholders of Target (including addresses)
Exhibit B	-	Form of Adoption Agreement
Exhibit C	-	Proxy

ii

ACQUISITION OPTION AGREEMENT

THIS ACQUISITION OPTION AGREEMENT (the “Agreement”) is made and entered into as of December 14, 2006 (the “Effective Date”) by and among Green Builders, Inc., a Texas corporation (“Target”), Wilson Holdings, Inc., a Nevada corporation (“Acquiror”), and the holders of securities of Target listed on Exhibit A, as such schedule may be amended from time to time with no further action by the parties hereto to add subsequent holders of securities of Target (individually, a “Stockholder”, and collectively, the “Stockholders”), and the spouses of the Stockholders, as applicable.

R E C I T A L S:

A.          As of the date hereof, each Stockholder owns, beneficially and of record, the Target Securities set forth on Exhibit A on the date hereof.

B.           Target and the Stockholders desire to grant Acquiror an option to have Target merged with and into Acquiror, in a tax-free reorganization (the “Merger”), on the terms and subject to the conditions set forth herein.

C.           The parties also wish to set forth certain other terms regarding Acquiror’s relationship with Target and the Stockholders.

AGREEMENT:

NOW, THEREFORE, in consideration of the respective representations and warranties and the mutual promises, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following respective definitions:

1.1.         “Expiration Date” shall mean June 19, 2009.

1.2.        “Fair Market Value”, as used with reference to Acquiror’s common stock, shall mean the average of the five trading days’ closing price on the date ending one trading day prior to the Option Exercise Date. The closing price shall be determined as follows: if the Acquiror’s common stock is (i) traded on Nasdaq or an a national securities exchange, then on the closing sales price per share of Acquiror’s common stock on the NASDAQ Stock Market (or any successor thereto) or any national securities exchange in which such common stock is quoted or listed, (ii) traded over-the-counter, then the average of the closing bid and asked prices for such common stock; and (iii) not traded, quoted or listed on The NASDAQ Stock Market or any national securities exchange or the over-the-counter market, then as determined in good faith by Acquiror’s Board of Directors.

1.3.        “GAAP” shall mean generally accepted accounting principles as consistently applied for companies that conduct their principal operations in the United States.

1.4.        “Material Adverse Effect” with respect to any party to this Agreement shall mean any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such party.

1.5.        “Merger” shall mean the merger contemplated by and effected pursuant to the Merger Agreement (as defined below).

1.6.        “Merger Agreement” shall mean the Agreement and Plan of Merger to be negotiated in good faith by Acquiror and Target pursuant to which Acquiror (or, in Acquiror’s discretion, an affiliate of Acquiror) purchases all of the Target Securities (as defined below) or the Target Securities become converted into a right to receive the Option Price as a result of a statutory merger or reorganization.

1.7.        “Option Exercise Date” shall mean the date during the Option Period on which Acquiror gives written notice to Target of its election to exercise the Option (as defined below) pursuant to Section 2.1 hereof; provided, however, that the Option Exercise Date shall be no earlier than June 19, 2007.

1.8.        “Option Period” shall mean the period beginning on the date hereof and ending on the Expiration Date, subject to earlier termination pursuant to Section 2.3 hereof.

1.9.        “Option Price” shall mean the aggregate value of the Target Securities, determined as of the Option Exercise Date in accordance with Section 2.2 of this Agreement, and paid in full by Acquiror by tender of the appropriate number of shares of Acquiror’s common stock valued at its Fair Market Value in accordance with this Agreement.

1.10.      “Option Price Per Share” shall mean the Option Price, divided by the aggregate number of Target Securities.

1.11.       “Target Securities” shall mean all outstanding common stock, preferred stock and other capital stock or voting securities of Target; all options, warrants, convertible notes, rights of conversion and other rights to acquire stock or voting securities of Target; and all shares then issuable upon exercise, exchange or conversion of the preferred stock, options, warrants, convertible notes, rights of conversion and other rights to acquire stock or voting securities of Target, whether or not then currently vested, exercisable, exchangeable or convertible, excluding only the Option defined in Section 2.1 below and the securities held by Acquiror and its affiliates, unless specified otherwise.

ARTICLE II

ACQUIROR OPTION TO ACQUIRE TARGET

2.1.        Option to Acquire Target. In exchange for consideration in the amount of $15,000, the receipt of which is hereby acknowledged, Target and each Stockholder hereby grant to Acquiror an exclusive, irrevocable right (the “Option”), at any time during the Option Period, to require Target to merge with Acquiror (or, in Acquiror’s discretion, an affiliate of Acquiror, provided, however, that if Acquiror decides to use an affiliate, the Stockholders shall be entitled to receive Acquiror Stock at the Option Price. Each Stockholder agrees that the exercise of the Option by Acquiror in accordance with the terms of this Agreement shall irrevocably bind each and every Stockholder to proceed with the Merger on the terms specified herein and in the Merger Agreement.

2.2.        Determination of Option Price. The Option Price shall be determined by the mutual agreement of Target and Acquiror on the Option Exercise Date. In the event that Acquiror and Target are unable to agree upon an Option Price, the Acquiror and Target shall retain a mutually agreeable third-party valuation firm to conduct a valuation of Target. Such valuation will be performed at the expense of Target. The final determination by such valuation firm shall be binding on both parties. Following such determination of the Option Price, Acquiror shall notify Target of the number of Acquiror shares that will be tendered by Acquiror as payment of the Option Price promptly upon the making of such determination.

2.3.        Terms of Option. In the event Acquiror exercises the Option, Target shall promptly (but in no event later than fifteen (15) days after the Option Exercise Date) provide to Acquiror access to any documents reasonably requested by Acquiror or its representatives in connection with Acquiror’s due diligence investigation. If, within fifteen (15) days of receipt of the same, Acquiror shall have indicated its determination to proceed with the acquisition of Target, it shall deliver written notice of such determination to Target and the Stockholders and Target and Acquiror shall negotiate in good faith the Merger Agreement following which the parties shall proceed toward the closing in accordance with the terms of the Merger Agreement.

Nothing contained in this Section 2 shall release any party from any liability for any breach by such party of the terms and provisions of this Agreement or impair the right of any party to compel specific performance by any other party of its obligations hereunder.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND

COVENANTS OF TARGET

Target hereby represents, warrants and covenants to the Acquiror as follows:

3.1.         Organization and Good Standing. Target represents and warrants to Acquiror that Target is a corporation duly organized, validly existing and in good standing under the laws of the State of [Texas]. Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on Target. Target is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

3.2.        Authorization. All corporate action on the part of the Target necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder has been taken, and this Agreement constitutes a valid, legally binding and enforceable obligation of the Target.

3.3.        Government and Other Consents. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body or authority is required in connection with the Target’s execution and delivery of this Agreement and the performance by the Target of its obligations hereunder, except for any filings required by applicable securities laws.

3.4.        Effect of Agreement. The Target’s execution and delivery of this Agreement, performance of its obligations hereunder, and its consummation of the transactions contemplated hereby will not (i) violate any provision of any law, statute, rule or regulation to which the Target is subject, (ii) violate any judgment, order, writ, injunction or decree of any court applicable to the Target, or (iii) result in the breach of, or be in conflict with, any term, covenant, condition or provision of, or affect the validity, enforceability and subsistence of any agreement, indenture, or other commitment to which the Target is a party that would materially and adversely affect the Target.

3.5.        Target Shareholders. The list of each shareholder of Target and each holder of any right to acquire shares of Target Securities is set forth as Exhibit A hereto.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND

COVENANTS OF STOCKHOLDERS

Each Stockholder, solely as to himself or itself, represents, warrants, and covenants to Acquiror as of the date hereof as follows:

4.1.          Share Ownership and Agreement to Retain Shares.

(1)          Ownership. Each Stockholder is the beneficial owner of that number of Target Securities set forth on Exhibit A and has held such Target Securities at all times since the date set forth on Exhibit A. Such Target Securities constitute such Stockholder’s entire interest in the outstanding capital stock and voting securities of Target. No other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire such Target Securities (except with respect to stockholders which are partnerships, partners, retired partners or former partners of such stockholders). Such Target Securities are and will be free and clear of any liens, claims, options, charges or other encumbrances other than the liens for taxes not yet due and payable. Each Stockholder’s principal residence or place of business is set forth on Exhibit A.

(2)          No Transfers. Each Stockholder agrees not to transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Target Securities or any New Securities (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date; provided, that such Stockholder may other than for value (except that shares may be transferred for value provided that any such transfers are effected for a bona fide estate planning purpose (e.g. generation skipping trust) for the benefit of the permitted transferees under this paragraph), transfer Target Securities to Stockholder’s grandparents, spouse, parents, uncles, aunt, siblings, the children of such siblings, lineal descendants (in each such case whether by blood, marriage or adoption) and any other relatives approved by the Board of Directors of Target or partnerships or trust for which Stockholder or such family member act as sole trustee or trustees or general partner, so long as each transferee agrees (in a writing reasonably acceptable to Acquiror, a form of which is hereby attached as Exhibit B) to be bound by this Agreement and shall have executed and delivered a Proxy (as defined below) covering such transferred Target Securities. Notwithstanding the foregoing, this Agreement will be binding upon any transferee, whether the transfer is voluntary or involuntary.

(3)          New Target Securities. Each Stockholder agrees that any Target Securities that such Stockholder purchases or receives or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date (“New Securities”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Target Securities on the date hereof.

4.2.        Agreement to Vote Target Securities. During the period beginning on the Effective Date and ending on the Expiration Date, at every meeting of the stockholders of Target called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Target with respect to any of the following, each Stockholder shall vote the Target Securities and any New Securities in favor of approval of the Merger and any matter that could reasonably be expected to be necessary to facilitate the Merger.

4.3.        Authority. Each Stockholder has all power and authority necessary to execute and deliver this Agreement and to carry out and perform such Stockholder’s obligations under the terms hereof. Each Stockholder has the sole power to dispose of his or its Target Securities either as his or its sole and separate property or as community property, as may be applicable to such Stockholder. This Agreement and the Proxy, when executed and delivered by or on behalf of a Stockholder, will constitute such Stockholder’s valid and binding obligation, enforceable against him or it in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, or is subject to general principles of equity.

4.4.        No Conflict with Instruments. The execution, delivery and performance of this Agreement and the Proxy and the other agreements attached hereto or entered into in connection herewith by such Stockholder do not, and will not, (i) if Stockholder is a legal entity, conflict with or violate any provision of the organizational documents, as amended, of such Stockholder; (ii) conflict with or violate any law, regulation, order, judgment, decree or governmental authorization applicable to such Stockholder or any of its properties; (iii) require any consent, approval or action of any person, or result in any conflict with or breach of or constitute a violation or default (or an event that with notice or lapse of time or both would become a violation or default), under any note, mortgage, indenture, agreement, lease, license or other obligation or instrument to which such Stockholder is a party or by which he or it or any of his or its properties are bound or affected; or (iv) result in the creation of any lien, security interest, restriction or other encumbrance on any of the properties or assets of such Stockholder except as contemplated hereby.

4.5.        No Claims Against Target. Each Stockholder has no claims (other than by virtue of owning Target Securities) against Target, does not intend to bring any claim against Target or any of its subsidiaries, and is aware of no facts that would, at this time, reasonably form the basis for any such claim against Target.

4.6.        Brokers or Finders. Each Stockholder has not dealt with any broker or finder in connection with the transactions permitted by this Agreement. Each Stockholder has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE V

PROXY

Each Stockholder is hereby delivering to Acquiror concurrently with the execution of this Agreement a duly executed proxy in the form attached as Exhibit C hereto (the “Proxy”), such Proxy to cover the total number of Target Securities and New Securities in respect of which Stockholder is entitled to vote at any meeting or by written consent. Upon the execution of this Agreement by a Stockholder, such Stockholder hereby revokes any and all prior proxies given by the Stockholder with respect to the Target Securities for purposes of approving a Takeover Proposal and agrees not to grant any subsequent proxies with respect to the Target Securities or any New Securities for the purpose of approving an Takeover Proposal (defined below) until after the Expiration Date.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS OF ACQUIROR

6.1.        Representations. Acquiror represents and warrants to Target and the Stockholders that Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Acquiror has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on Acquiror. Acquiror is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

6.2.        Agreement to Vote. During the period beginning on the Effective Date and ending on the earlier to occur of (i) termination of this Agreement and (ii) the Expiration Date, Acquiror agrees to vote shares of any Target Securities and any New Securities then held by Acquiror, beneficially and of record, in favor of this Agreement and the Merger.

ARTICLE VII

TARGET COVENANTS

7.1.        Conduct of Business of Target. During the period from the Option Exercise Date until the consummation of the Merger, Target agrees to pay all debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform all other obligations when due, and to use commercially reasonable efforts consistent with prudent business practice to preserve intact its business organizations, keep available the services of its officers and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the effective time of the Merger; and Target agrees to promptly notify Acquiror of any material event or occurrence not in the ordinary course of its or its subsidiaries’ business, and of any event which has or could reasonably be expected to have a material adverse effect on Target.

7.2.        No Solicitation. During the Option Period and, if the Option is exercised, continuing until the consummation of the Merger, Target, the officers, directors, employees or other agents of Target and the Stockholders, will not, directly or indirectly, take any action to solicit, initiate or encourage any offer or proposal for, or any indication of interest in, a merger or other business combination involving Target or the acquisition of outstanding shares of capital stock of Target that represent more than fifty percent (50%) of the voting control of Target held by securities holders of Target (excluding Acquiror), or substantially all of the assets of Target, other than the transactions contemplated by this Agreement (a “Takeover Proposal”) or (ii) engage in negotiations with, or disclose any nonpublic information relating to Target to, or afford access to the properties, books or records of Target to, any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal. During the Option Period and, if the Option is exercised, continuing until the consummation of the Merger, Target shall not, and shall not permit any of its officers, directors, employees or other representatives, to accept, agree to or endorse any Takeover Proposal. During the Option Period and, if the Option is exercised, continuing until the consummation of the Merger, Target will promptly notify Acquiror in writing after Target’s receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Target or for access to the properties, books or records of Target by any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide Acquiror with a true and complete copy of such Takeover Proposal notice with the identity of the third party involved and the material terms of the Takeover Proposal, or request or correspondence or communications related thereto, if it is in writing, or a written summary thereof, if it is not in writing.

ARTICLE VIII

ACQUIROR CONSENT

Notwithstanding anything in this Agreement or otherwise, unless expressly provided to the contrary, no consent or approval by any designee of Acquiror on Target’s Board of Directors with respect to any matter shall be deemed to constitute the consent or approval of Acquiror with respect to any matter hereunder or under the Merger Agreement.

ARTICLE IX

TERMINATION

Acquiror, at its sole discretion, may terminate this Agreement prior to the consummation of the Merger fifteen (15) business days written notice to Target. Target may not terminate this Agreement without the written consent of Acquiror. Unless provided otherwise in this Agreement or terminated prior the Expiration

Date pursuant to this Agreement, this Agreement shall terminate upon the Expiration Date.

ARTICLE X

GENERAL PROVISIONS

10.1.      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.2.      Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by Target or any of the Stockholders without the prior written consent of Acquiror.

10.3.      Amendment and Modification. This Agreement may not be terminated, modified, amended, altered or supplemented (each, a “Change”) except by the execution and delivery of a written agreement executed by Acquiror and Target. Notwithstanding the foregoing, Exhibit A hereto may be amended from time to time with no further action on the part of the parties hereto to add subsequent holders of Target Securities (each a “New Party”), provided that such New Party shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit B and a Proxy substantially in the form attached hereto as Exhibit C. Upon the execution and delivery of an Adoption Agreement by a New Party reasonably acceptable to Acquiror, such New Party shall be deemed to be a party hereto as if such New Party’s signature appeared on the signature pages hereto. By their execution hereof of the Agreement, each of the parties hereto appoints Target as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

10.4.      Specific Performance; Injunctive Relief. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the covenants or agreements set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to a party upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity and each party hereby waives any and all defenses which could exist in its favor in connection with such enforcement.

10.5.      Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing. Any notice, request, demand or other communication hereunder shall be deemed delivered four (4) business days after it is sent by registered or certified mail, (return receipt requested), postage prepaid, or one (1) business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to a Stockholder, at the address set forth below the Stockholder’s name on Exhibit A hereof, with a copy (which shall not constitute notice) to Target at the address set forth below.

If to Acquiror to:

Wilson Holdings, Inc.
8121 Bee Caves Road
Austin, Texas 78731
Attn: President

with a copy (which shall not constitute notice) to:

Andrews Kurth LLP
111 Congress Avenue, Suite 1700
Austin, TX 78701
Attn: Carmelo Gordian
Facsimile: (512) 320-9292

If to Target to:

Green Builders, Inc.
2100 Hartford Dr.
Austin, Texas 78703

Any party may give any notice, request, demand or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

10.6.      Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Texas.

10.7.      Entire Agreement. This Agreement, including the exhibits attached hereto contains the entire understanding of the parties in respect of the subject matter hereof and thereof, and supersedes all prior negotiations and understandings between the parties, whether written or oral, with respect to such subject matter.

10.8.      Further Assurances. From and after the date of this Agreement, upon the reasonable request of Acquiror or Target, Target and the Stockholders (a) shall take such action and execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purpose of this Agreement, (b) shall not (i) take an action against the intent and purpose of this Agreement or (ii) refrain from taking any action in their control which effectuates the intent and purpose of this Agreement.

10.9.      Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

10.10.   Remedies Cumulative. Unless otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

10.11.   Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement, the exhibits hereto and any other agreements to be entered into in connection with the transactions contemplated hereby, and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ACQUIROR: WILSON HOLDINGS, INC. By:/s/ Clark Wilson Name: Clark Wilson Title: President and CEO

TARGET: GREEN BUILDERS, INC. By:/s/ Victor Ayad Name: Victor Ayad Title:President

STOCKHOLDER: /s/ Victory Ayad VICTOR AYAD

[SIGNATURE PAGE TO ACQUISITION OPTION AGREEMENT]

EXHIBIT A

Stockholders of Target (including addresses)

Name and Address of Principal Residence	Shares	Date of Issue
Victor Ayad

EXHIBIT B

Form of Adoption Agreement

THIS ADOPTION AGREEMENT (“Adoption Agreement”) is executed by the undersigned (the “New Party”) pursuant to the terms of that certain Acquisition Option Agreement dated as of [_____________], 2006 (the “Agreement”), by and among Wilson Holdings, Inc., a Nevada corporation, Green Builders, Inc., a Texas corporation (the “Company”), and the Company’s stockholders named therein. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the New Party agrees as follows:

1.           Acknowledgement. The New Party acknowledges that the New Party is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.

2.           Agreement. As partial consideration for such transfer, the New Party (i) agrees that the Stock acquired by the New Party shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if the New Party were originally a party thereto.

3.            Notice. Any notice required or permitted by the Agreement shall be given to the New Party at the address listed beside the New Party’s signature below.

4.           Joinder. The spouse of the undersigned the New Party, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interests and to bind to the terms of the Agreement such spouse’s community interest, if any, in the Stock.

EXECUTED AND DATED this ______ day of _________________, ____.

TRANSFEREE

By:
Name:
Title:
Address:

Fax:

Spouse: (if applicable):

Name:

ACKNOWLEDGED AND ACCEPTED:

GREEN BUILDERS, INC.

By:
Name:
Title:

EXHIBIT C

PROXY

TO VOTE STOCK OF

GREEN BUILDERS, INC.

a Texas corporation

Until the Expiration Date, the undersigned stockholder of Green Builders, Inc., a Texas corporation (“Target”), hereby appoints the members of the Board of Directors of Wilson Holdings, Inc., a Nevada corporation (“Acquiror”), and each of them, or any other designee of Acquiror, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Target that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Target issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Target as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned in connection with the Merger (as defined below) or a Takeover Proposal, as defined in the Agreement (as defined below), are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares for the purpose of approving the Merger until after the Expiration Date (as defined below).

This Proxy is irrevocable (to the extent provided in the Texas Business Corporations Act) until the Expiration Date, is coupled with an interest, and is granted in consideration of Acquiror entering into that certain Acquisition Option Agreement dated as of December 14, 2006, by and among Target, Acquiror, and stockholders of Target identified therein (the “Agreement”), which Agreement provides for the merger of Target with and into Acquiror under certain circumstances and upon the terms contemplated by the Agreement (the “Merger”). This Proxy shall be deemed revoked without requirement of any action by the undersigned and shall be of no further force or effect from and after the Expiration Date. All capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Texas Business Corporations Act), at every annual, special or adjourned meeting of the stockholders of Target and in every written consent in lieu of such meeting as follows:

[ X ]	IN FAVOR OF approval of the Merger specified in the Merger Agreement, IN FAVOR OF any matter that could reasonably be expected to be necessary to facilitate the transactions specified in the Agreement and the Merger Agreement, IN FAVOR OF the Agreement and the Merger Agreement, and against any proposal for any recapitalization, merger, sale of assets or other business combination relating to the Target (other than the Merger specified in the Merger Agreement), and AGAINST any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Target under the Agreement or that would result in any of the conditions to the completion of the Merger specified in the Merger Agreement not being fulfilled.

Specifically, but in no way by limitation, this Proxy shall not be used to waive or amend any rights or obligations of a Stockholder under, or any of the provisions of, the Agreement, Merger Agreement (in the form attached to the Agreement) or otherwise. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares and grant proxies on all other matters.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: December 14, 2006

By:	/s/ Victor Ayad

(Signature of Stockholder)

Name:	Victor Ayad

(Print Name of Stockholder)

Spouse of Stockholder: ___________________

Shares beneficially owned:

_________ shares of Target Common Stock

[_________ shares of Target Common Stock issuable upon exercise of Target Options]